Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, BellSouth Capital Funding Debenture-Backed Series 2003-2
*CUSIP:    21988G320       Class     A-1
           21988GCE4       Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 15, 2004.

INTEREST ACCOUNT
----------------


Balance as of     July 15, 2003.....                                     $0.00
        Scheduled Income received on securities.....               $939,840.00
        Unscheduled Income received on securities.....                   $0.00

LESS:

        Distribution to Class A-1 Holders.....                    -$792,000.00
        Distribution to Class A-2 Holders.....                    -$147,840.00
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of    January 15, 2004.......                                 $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of   July 15, 2003.....                                       $0.00
        Scheduled principal payment received on securities.....          $0.00

LESS:

        Distribution to Holders.....                                    -$0.00
Balance as of   January 15, 2004........                                 $0.00


                  UNDERLYING SECURITIES HELD AS OF    January 15, 2004

           Principal
             Amount                        Title of Security
           -----------                     -----------------
           $26,400,000       BellSouth Capital Funding Corporation One Hundred
                             Year 7.12% Debentures due July 15, 2097
                             *CUSIP:   079857AF5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.